                                     EXHIBIT L
                                        to
                              Collateral Trust Agreement

This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:

     James P. McIntyre, Esq.
     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017


     By:__________________________
        James P. McIntyre, Esq.


                     SUBORDINATION AGREEMENT


          SUBORDINATION AGREEMENT (this "Agreement") dated as of January _, 1994 among ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey general partnership, having an address at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey (the "Partnership"), in its capacity as landlord under the Operating Leases or mortgagor under the Wraparound Mortgage (as such terms are hereinafter defined), THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation, having an address at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey ("CPPI"), in its capacity as tenant under the Operating Leases or mortgagee under the Wraparound Mortgage (as such terms are hereinafter defined), and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York, having an address at 1 State Street, 11th Floor, New York, New York 10004 (the "Mortgagee"), in its capacity as mortgagee under the Mortgage (as such term is hereinafter defined).

                       W I T N E S S E T H:

          A. Reference is hereby made to that certain Expandable Wraparound Mortgage and Security Agreement dated as of October 31, 1983 between the Partnership, as mortgagor, and CPPI, as mortgagee, recorded on October 31, 1983 in the Office of the Clerk of Atlantic County, New Jersey, in Mortgage Book 2980 at Page 250, as amended and modified, relating to the parcels of land (the "Land") and air space (the "Air Space") described in Exhibit A hereto, and the buildings, structures and other improvements now or hereafter located on the Land and the Air

Space (the "Improvements"; the Land, Air Space and Improvements being collectively called the "Property"). As used herein, the term "Wraparound Mortgage" shall mean, collectively, said Expandable Wraparound Mortgage and Security Agreement and all amendments, modifications (including partial releases), supplements, additions, consolidations, extensions, renewals and replacements thereof or thereto heretofore or hereafter entered into.

          B. Reference is hereby made to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of the date hereof from the Partnership, as mortgagor, to the Mortgagee, as mortgagee, and that certain Collateral Assignment of Lessor's Interest in Operating Leases dated as of the date hereof between the Partnership, as assignor, and the Mortgagee, as assignee, each relating to the Property and to be recorded contemporaneously herewith in the Office of the Clerk of Atlantic County, New Jersey. As used herein, the term "Mortgage" shall mean, collectively, said Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement and said Collateral Assignment of Lessor's Interest in Operating Leases and all amendments, modifications (including partial releases), supplements, additions, consolidations, extensions, renewals and replacements thereof or thereto hereafter entered into. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Mortgage.

          C. The Partnership is the owner of the Property.

          D. Reference is hereby made to that certain Operating Lease Agreement dated as of October 31, 1983 between the Partnership, as landlord, and CPPI, as tenant, and that certain Expansion Operating Lease Agreement dated as of March 17, 1986 between the Partnership, as landlord, and CPPI, as tenant, each relating to the Property. As used herein, the term "Operating Leases" shall mean, collectively, said Operating Lease Agreement and said Expansion Operating Lease Agreement and all amendments, modifications, extensions and renewals thereof or thereto heretofore or hereafter entered into; subject to Section 11, the term "Landlord" shall mean the Partnership and its successors and assigns as owner of the Property and the landlord's interest under the Operating Leases; and, subject to Section 11, the term "Tenant" shall mean CPPI and its successors and assigns as owner of the Tenant's interest under the Operating Leases.

          NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid by each party hereto to the others and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each party to the others, in consideration of the agreements hereinafter set forth, and intending to be bound hereby, the parties hereto hereby agree as follows:

          SECTION 1. Each of the Tenant and the Landlord agrees that the Operating Leases and all of its rights and interest thereunder shall be and remain at all times subject and subordinate to the Mortgage, all advances now or hereafter made which are secured thereby and all of the Mortgagee's rights and interest thereunder. The subordination set forth herein shall extend to all sums now or hereafter owing which are secured by the Mortgage.

          SECTION 2. (a) Each of the Partnership and CPPI confirms and agrees that the Wraparound Mortgage and all of its rights and interest thereunder shall be and remain at all times subject and subordinate to the Mortgage, all advances now or hereafter made which are secured thereby and all of the Mortgagee's rights and interest thereunder. The subordination set forth herein shall extend to all sums now or hereafter owing which are secured by the Mortgage.

          (b) If a Notice of Acceleration shall be in effect, CPPI agrees not to ask, demand, sue for, take or require payment or further security for all or any part of the indebtedness due or to become due under the Wraparound Mortgage (the "Subordinated Indebtedness"), or foreclose on any collateral therefor, unless and until Mortgagee has begun to proceed with the enforcement of its rights with respect to the Mortgaged Property; provided, however that so long as no Notice of Acceleration is in effect, CPPI may receive payment when due, but not prepayments, of the scheduled installments of principal and interest under the Subordinated Indebtedness.

          SECTION 3. The Mortgagee may at any time, from time to time, in any manner, without notice to or the consent of CPPI or the Partnership, without incurring any liability to CPPI or the Partnership, and without impairing, diminishing or otherwise affecting the subordination hereunder or the other provisions hereof:

          (a) renew, extend, replace, accelerate, compromise, waive, release or otherwise amend or modify any Secured
Obligation, any Financing Document or any other agreement, instrument or document relating thereto to which CPPI or the Partnership is not a party;

          (b) sell, exchange, release or otherwise deal with any Mortgaged Property for any Secured Obligation or under any Related Document in any manner permitted under any Financing

Document;

          (c) release any Person liable in any manner for the payment, collection or performance of any Secured Obligation or Financing Document;

          (d) exercise or refrain from exercising any right or remedy available against any other Person under any Financing
Document or applicable law;

          (e) apply any amounts received by the Mortgagee by whomever paid or however received or realized on account of the payment of the Secured Obligations in accordance with the terms of the Mortgage; and

          (f) take any other action which might but for this Section be construed to impair, diminish or otherwise affect the subordination hereunder or the other provisions hereof.

          SECTION 4. Each of the Partnership and CPPI further confirms and agrees that, upon any failure on the part of the Partnership to make any payment when due under the Wraparound Mortgage, the Tenant may exercise a right of offset against rent or other payments under the Operating Leases to the extent of any such deficiency. Nothing in this Section 4 shall derogate any of the Partnership's rights of offset under the Operating Leases or the Wraparound Mortgage.

          SECTION 5. The Tenant agrees that, if the Landlord's interest under the Operating Lease shall be transferred to Mortgagee or any other person, including a receiver (any such transferee and its successors and assigns being herein referred to as the "Successor Landlord"), the Successor Landlord shall not be:

          (a) bound by any amendment, extension, renewal, replacement, termination or other modification of the Operating Leases, any waiver by the Landlord with respect to the Operating Leases or any surrender of the Property, made or accepted without the consent of the Mortgagee; and any such modification, waiver or surrender made or accepted without any such consent, at the option of such Successor Landlord, shall be void as against the Successor Landlord or fully enforceable by the Successor Landlord at its election made not later than thirty (30) days after the later to occur of (i) the date on which the Successor Landlord succeeds to the interest of the Landlord or (ii) the date on which the Successor Landlord or the Mortgagee receives notice from the Landlord or the Tenant of such modification, waiver or surrender, except an extension, renewal or termination pursuant to a right or option of the Tenant contained in the Operating

Leases as it now exists or in an amendment thereof consented to by the Mortgagee; or

          (b) bound by any amendment, termination or other modification of any guarantee of the Tenant's obligations under the Operating Leases or waiver made by the Landlord with respect to any such guarantee without the consent of the Mortgagee; or

          (c) bound by any payment of rent or additional rent payable under the Operating Leases made more than one month in advance of the due date thereof under the Operating Leases; and, if the Tenant shall have made any such payment more than one month in advance and the Successor Landlord shall be or become entitled to such payment, then, upon demand, the Tenant shall forthwith make such payment again to the Successor Landlord as additional rent under the Operating Leases, subject to credit for or refund of any portion of such payment actually received thereafter by the Successor Landlord); or

          (d) liable for any sum on deposit with the Landlord or owing by the Landlord to the Tenant, except to the extent that such sum is actually received by the Successor Landlord; or

          (e) subject to any counterclaim, defense, set off, credit or deduction which shall have accrued to the Tenant against the Landlord; or

          (f) liable for any default by the Landlord under the Operating Leases or any other act or omission by the Landlord; or

          (g) obligated to rebuild or restore any Improvements in the event of damage thereto or destruction thereof, or in the event of a partial condemnation.

          SECTION 6. CPPI represents and warrants that it is the owner of the Tenant's interest under the Operating Leases and that it is the mortgagee under the Wraparound Mortgage and has the sole and unencumbered right and the power to enter into this Agreement in its capacity as the Tenant and as mortgagee and that this Agreement has been duly authorized, executed and delivered by and on behalf of CPPI in each such capacity. The Partnership represents and warrants that the Partnership is the owner of the Landlord's interest under the Operating Leases and that it is mortgagor under the Wraparound Mortgage and has the sole and unencumbered right and the power to enter into this Agreement in its capacity as the Landlord and as mortgagor and that this Agreement has been duly authorized, executed and delivered by and on behalf of the Partnership in each such capacity.

          SECTION 7. The Mortgagee represents and warrants that it has the right and the power to enter into this Agreement in its capacity as the Mortgagee under the Mortgage, and that this Agreement has been duly authorized, executed and delivered on behalf of the Mortgagee in such capacity.

          SECTION 8.  All notices or other communications
required or permitted to be given under this Agreement shall be in writing and shall be given to any party hereto by personal delivery or by registered or certified United States mail at its address set forth below:

          (a) if to the Mortgagee, at the address of the Mortgagee set forth in the first paragraph of this Agreement;

          (b) if to the Partnership, at the address of the Partnership set forth in the first paragraph of this Agreement, with copies to:

          Atlantic City Boardwalk Associates, L.P.
          c/o Gerald Heetland, Esq.
          2880 West Meade Avenue
          Suite 201
          Las Vegas, Nevada 89102

          Alan Wovsaniker, Esq.
          Lowenstein, Sandler, Kohl, Fisher & Boylan
          65 Livingstone Avenue
          Roseland, New Jersey 07068-1791; and

          (c) if to CPPI, at the address of CPPI set forth in the first paragraph of this Agreement.

Each notice or other communication shall be effective (i) if given as specified in this Section by mail, 72 hours after it is deposited in the United States mail, postage prepaid, registered or certified, return receipt requested and addressed as set forth above, or (ii) if given by personal delivery, when delivered or rejected at the address set forth above.

          SECTION 9. In this Agreement, unless otherwise specified, singular words include the plural and plural words include the singular; words imparting any gender include the other genders; the word "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision, agency or instrumentality thereof; the word "successors", when it refers to an individual, shall include without limitation the heirs, devises, legatees, executors, administrators and personal representatives of such individual; the word "consent" means the prior written consent of the party holding the right to consent, which consent may be granted or withheld in such party's subjective discretion; the words "include", "including" and similar words shall be deemed to be followed by the words "without limitation"; the words "hereto", "herein", "hereof", "hereunder" and similar words refer to this Agreement in its entirety; and references to Sections are to the Sections of this Agreement.

          SECTION 10. Except as specified herein, no provision of this Agreement shall be modified, waived or terminated, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

          SECTION 11. This Agreement and the covenants herein shall be deemed to be covenants running with the land and shall be binding upon and inure to the benefit of the parties hereto in their respective capacities set forth above and their respective successors and assigns in such capacities, including (a) as a successor to the Mortgagee, a Successor Landlord by reason of the foreclosure of the Mortgage; (b) as a successor to the Landlord, any transferee of the Landlord's interest under the Operating Leases, except any Successor Landlord; and (c) as a successor to the Tenant, any assignee, subtenant or other person holding by, through or under the Tenant. All references herein to "Mortgagee", "Landlord" and "Tenant" shall include the respective successors and assigns of such parties.

          SECTION 12. This Agreement shall be construed in accordance with and governed by the law of the State of New Jersey.
          SECTION 13. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; and, in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

          SECTION 14. No general or limited partner of the Partnership nor any of their respective agents, officers, directors or employees as such shall be personally liable to any Secured Party or other person for any obligations of the Partnership (or the Company or the Guarantors) under this Agreement or any of the other Financing Documents or for any claim based upon or in respect of such obligations. In addition, the Partnership shall not have general liability for any such obligations, recourse to the Partnership in respect of all such obligations being expressly limited to the Collateral. Nothing contained in this Section shall limit, restrict or impair the rights of the Mortgagee, the Trustee or the Noteholders to take actions or bring suit against any person to enforce such obligations and the remedies provided in the Financing Documents (so long as none of the Partnership, its general or limited partners, nor their respective agents, officers, directors or employees as such shall have any personal liability thereon, satisfaction thereon being limited to the Collateral). Each Noteholder, by accepting a Note, irrevocably waives and releases all such liability. The waiver and release contained herein are part of the consideration for the granting of the Mortgage and related security interests by the Partnership.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                   Mortgagee:

                                   IBJ SCHRODER BANK & TRUST
                                     COMPANY


                                   By:__________________________
                                      Name:
                                      Title:


                                   Landlord:


                                   ATLANTIC CITY BOARDWALK
                                     ASSOCIATES, L.P.


                                   By:__________________________
                                      Name:
                                      Title: General Partner


                                   By:__________________________
                                      Name:
                                      Title: General Partner


                                   Tenant:

                                   THE CLARIDGE AT PARK PLACE,
                                     INCORPORATED


                                   By:__________________________
                                      Name:
                                      Title:

STATE OF ___________        :
                            :  ss.
COUNTY OF ___________       :


          BE IT REMEMBERED, that on this ____ day of January, 1994, before me personally appeared ____________________, ______________ of IBJ SCHRODER BANK & TRUST COMPANY, a New
York banking corporation, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said entity, and further acknowledges that he did receive a true copy of the within instrument.



                                   _____________________________
                                   (Notary Public)


(SEAL)                             My Commission expires:

STATE OF ___________        :
                            :  ss.
COUNTY OF ___________       :


          BE IT REMEMBERED, that on this ____ day of January, 1994, before me personally appeared __________________, General Partner of ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said partnership, and further acknowledges that he did receive a true copy of the within instrument.



                                   _____________________________
                                   (Notary Public)


(SEAL)                             My Commission expires:

STATE OF ___________        :
                            :  ss.
COUNTY OF ___________       :


          BE IT REMEMBERED, that on this ____ day of January, 1994, before me personally appeared __________________, General Partner of ATLANTIC CITY BOARDWALK ASSOCIATES, L.P., a New Jersey limited partnership, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said partnership, and further acknowledges that he did receive a true copy of the within instrument.

                                   _____________________________
                                   (Notary Public)


(SEAL)                             My Commission expires:

STATE OF ___________        :
                            :  ss.
COUNTY OF ___________       :


          BE IT REMEMBERED, that on this ____ day of January, 1994, before me personally appeared ____________________, ________________, of THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed and delivered the same as such officer aforesaid; and that the within instrument is the voluntary act and deed of said corporation, and further acknowledges that he did receive a true copy of the within instrument.



                                   _____________________________
                                   (Notary Public)


(SEAL)                             My Commission expires:

                            EXHIBIT A

                       Description of Land


TRACT I:

          BEGINNING in the Northeasterly line of Indiana Avenue
(60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending

          1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 155 fee; thence

          2.  South 27 degrees 28 minutes East, parallel with
Indiana Avenue, 50.10 feet; thence

          3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue 155 fee to the first mentioned Northeasterly line of Indiana Avenue; thence

          4. North 27 degrees 28 minutes West, along same, 50.10 feet to the point and place of BEGINNING.


TRACT II:

          BEGINNING in the Southwesterly line of Indiana Avenue
(60 feet wide) at a point 150 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide) and extending:

          1.  South 27 degrees 28 minutes East, along said
Southwesterly line of Indiana Avenue, 300 feet; thence

          2.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 138.10 feet to the Northeasterly line of Park
Place, (60 feet wide); thence

          3. North 27 degrees 28 minutes West, along same, 300 feet; thence

          4.  North 62 degrees 32 minutes West, parallel  with
Pacific Avenue, 138.10 feet to the point and place of BEGINNING.

TRACT III:

          BEGINNING in the Northeasterly line of Ohio Avenue, (50 feet wide) at a point 200 feet Southeastwardly of the Southeasterly line of Pacific Avenue (60 feet wide), and extending

          1.  North 62 degrees 32 minutes East, parallel with
Pacific Avenue, 145.60 feet to the Southwesterly line of Park
Place, (60 feet wide); thence

          2. South 27 degrees 28 minutes East, along same, 150 feet; thence

          3.  South 62 degrees 32 minutes West, parallel with
Pacific Avenue, 145.60 feet to the First mentioned Northeasterly line of Ohio Avenue; thence

          4. North 27 degrees 28 minutes West, along same, 150 feet to the point and place of BEGINNING


TRACT IV:  AIR RIGHTS

          ALL THAT CERTAIN real property in the City of Atlantic City, County of Atlantic, State of New Jersey, which lies above (but not below) the horizontal plane the elevation of which is
26.0 feet above that certain datum level which designates as zero an elevation equal to mean sea level at Atlantic City, as computed and established by the United States Coast and Geodetic Survey and which lies below (but not above) another horizontal plane the elevation of which is 71.5 feet above said datum level, and which is bounded by and lies within that certain plot or parcel described as follows:

          ALL THAT CERTAIN lot, tract, or parcel of land and premises, situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

          BEGINNING at a point in the Westerly line of Park Place
(60 feet wide), said point being distant 200.00 feet South of the Southerly line of Pacific Avenue (60 feet wide), and extending from said beginning point; thence

          1. South 27 degrees 28 minutes 00 seconds West, in and along the Westerly line of Park Place, a distance of 150.00 feet to a point; thence

          2. North 89 degrees 42 minutes 23 seconds East, crossing Park Place, a distance of 67.44 feet to the easterly line of Park Place; thence

          3. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Park Place, a distance of 180.80 feet;
thence

          4. South 62 degrees 32 minutes 00 seconds West crossing Park Place, a distance of 60.00 feet to the point and place of BEGINNING.

          TOGETHER with the benefits of a certain easement from the City of Atlantic City to Del E. Webb New Jersey, Inc. dated
3-20-86, recorded in Deed Book 4216, page 299.

This instrument was prepared by the
attorney described below and, when
recorded, the recorded counterparts
should be returned to:

     James P. McIntyre, Esq.
     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017



     By:__________________________
        James P. McIntyre, Esq.


                     SUBORDINATION AGREEMENT